EXHIBITA

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that each of the undersigned is individually eligible to use the Schedule 13G to which this Exhibit is attached, such Schedule 13G is filed on behalf of each of the undersigned and all subsequent amendments to such Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.

Date: February 14, 2013
Unitas Capital Investors (Cayman) Ltd.

/s/ Simon Bell
	Name:	Simon Bell
	Title:	Director

Asia Opportunity Fund II, L.P.

	By:	Unitas Capital Equity Partners II, L.P., its general partner

	By:	Liu Asia Equity Company II, its general partner

/s/ Andrew Liu
	Name:	Andrew Liu
	Title:	Director

Unitas Capital Equity Partners II, L.P.

	By:	Liu Asia Equity Company II, its general partner

/s/ Andrew Liu
	Name:	Andrew Liu
	Title:	Director

Liu Asia Equity Company II

/s/ Andrew Liu
	Name:	Andrew Liu
	Title:	Director

/s/ Andrew Liu
Andrew Liu

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/s/ Jay Lee
Jay Lee

/s/ John Lewis
John Lewis

/s/ Anurag Mathur
Anurag Mathur

/s/ Ajeet Singh
Ajeet Singh

/s/ Kevin Smith
Sir Kevin Smith

/s/ Eugene Suh
Eugene Suh

/s/ Jim Tsao
Jim Tsao

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